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                                  EXHIBIT 4.9

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                                 FIRST AMENDMENT

                             Dated February 9, 2004

                                     to the

                                WARRANT AGREEMENT

                               Dated July 23, 1999

                                  by and among

                       PETRO WARRANT HOLDINGS CORPORATION

                      PETRO STOPPING CENTERS HOLDINGS, L.P.

                                SIXTY EIGHTY, LLC

                        FIRST UNION CAPITAL MARKETS CORP.

                            CIBC WORLD MARKETS CORP.

                                       and

         U.S. BANK NATIONAL ASSOCIATION, A NATIONAL BANKING ASSOCIATION,

                                 AS SUCCESSOR TO

                      STATE STREET BANK AND TRUST COMPANY,

                                AS WARRANT AGENT

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     This First Amendment, dated February 9, 2004, to the Warrant Agreement (the
"Agreement"), dated as of July 23, 1999 among Petro Warrant Holdings
Corporation, a Delaware corporation (together with its successors and assigns, the "Company"), Petro Stopping Centers Holdings, L.P., a Delaware limited partnership ("Holdings"), Sixty Eighty, LLC, a Delaware limited liability company ("Sixty Eighty"), First Union Capital Markets Corp., CIBC World Markets Corp. and U.S. Bank National Association, a national banking association, as successor to State Street Bank and Trust Company, a Massachusetts trust company, as warrant agent ("Warrant Agent") is among the Company, Holdings, Sixty Eighty and the Warrant Agent. Capitalized terms not defined herein shall have the meaning assigned to such term in the Warrant Agreement.

     WHEREAS the Warrant Agreement governs the terms of the Warrants issued by the Company.

     WHEREAS, Section 22 of the Warrant Agreement provides that with the consent of the Company, Holdings, Sixty Eighty, the Warrant Agent and the Holders representing a majority of the then outstanding Warrants, the Company and the Warrant Agent may amend or supplement the Warrant Agreement, except in certain cases where the consent of the Holder of each Warrant is required.

     WHEREAS, the Company, Holdings, Sixty Eighty and the Warrant Agent desire to amend the Warrant Agreement with the consent of the holders representing a majority of the outstanding Warrants.

     WHEREAS, Holders of not less than a majority of the outstanding Warrants have consented to this First Amendment to the Warrant Agreement.

     NOW, THEREFORE, to comply with the Warrant Agreement and in consideration of the above premises, the parties covenant and agree for the benefit of one another and for the equal and proportionate benefit of the respective Holders of the Warrants as follows:

                                    ARTICLE I

     Section 1.01 This First Amendment to the Warrant Agreement amends in part the Warrant Agreement and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Warrant Agreement for any and all purposes.

     Section 1.02 Effective as of the date hereof Section 8(d)(i) shall be, and hereby is, deleted in its entirety and replaced with the following:

          "(d) (i) If any Warrants are unexchanged as of August 1, 2004 and remain unexchanged as of October 1, 2009 (the "Mandatory Purchase Date"), Holdings will be required to purchase, and the Holders of the Warrants will be required to sell, all of the unexchanged Warrants at a cash purchase price per Warrant (the "Mandatory Purchase Price") equal to: (A) the fair market value (determined in accordance with Section 8(d)(ii)) of the capital interest in Holdings (the "Warrant Interests") then held by the

                                        1

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     Company, as adjusted pursuant to Section 8(d)(ii) (the "Total Mandatory
     Purchase Price") divided by (B) the total number of Warrants then outstanding."

     Section 1.03 Effective as of the date hereof Section 8(d)(ix) shall be, and hereby is, deleted in its entirety and replaced with the following:

          "(ix)  Upon the purchase of the Warrants by Holdings pursuant to this
     Section 8(d), Holdings shall have the option to exchange such Warrants for Common Stock at any time until October 1, 2014, at which time the Warrants shall be automatically exchanged for Common Stock and the shares of Common Stock held by Sixty Eighty shall be redeemed for $1.00."

                                   ARTICLE II

     Section 2.01 Except as specifically modified herein, the Warrant Agreement and the Warrants are in all respects ratified and confirmed and shall remain in full force and effect accordance with their terms.

     Section 2.02 Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Warrant Agent by reason of this First Amendment to the Warrant Agreement. This First Amendment to the Warrant Agreement is executed and accepted by the Warrant Agent subject to all the terms and conditions set forth in the Warrant Agreement with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Warrant Agent with respect hereto.

     Section 2.03 The Warrant Agent has accepted the amendment of the Warrant Agreement effected by this First Amendment to the Warrant Agreement and agrees to execute the trust created by the Warrant Agreement as hereby amended, but only upon the terms and conditions set forth in the Warrant Agreement, including the terms and provisions defining and limiting the liabilities and responsibilities of the Warrant Agent, and without limiting the generality of the forgoing, the Warrant Agent shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, Holdings and Sixty Eighty, or for or with respect to (a) the validity or sufficiency of this First Amendment to the Warrant Agreement or any of the terms or provisions hereof, (b) the proper authorization hereof by the Company, Holdings or Sixty Eighty by corporate action or otherwise, (c) the execution hereof by the Company, Holdings and Sixty Eighty, (d) the consequences (direct or indirect and whether deliberant or inadvertent) of any amendment herein provided for, and validity or sufficiency of the solicitation or the consent solicitation materials or procedure in connection therewith.

     Section 2.04 THIS FIRST AMENDMENT TO THE WARRANT AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF SAID STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF THAT WOULD APPLY THE LAWS OF ANY OTHER STATE.

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     IN WITNESS WHEREOF, the parties have caused this First Amendment to the
Warrant Agreement to be duly executed as of the date and year first written above.

                                          PETRO WARRANT HOLDINGS CORPORATION


                                          By:
                                              ----------------------------------
                                              Name:  J.A. Cardwell, Sr.
                                              Title: President

                                          PETRO STOPPING CENTERS HOLDINGS, L.P.


                                          By:
                                              ----------------------------------
                                              Name:  J.A. Cardwell, Sr.
                                              Title: Chief Executive Officer,
                                                     President

                                          SIXTY EIGHTY, LLC


                                          By:
                                              ----------------------------------
                                              Name:  J.A. Cardwell, Sr.
                                              Title: Sole Member

                                          U.S. BANK NATIONAL ASSOCIATION, A
                                          NATIONAL BANKING ASSOCIATION, as
                                          successor to STATE STREET BANK AND
                                          TRUST COMPANY as Warrant Agent


                                          By:
                                              ----------------------------------
                                              Name:
                                                     ---------------------------
                                              Title:
                                                     ---------------------------


           Signature Page to First Amendment to the Warrant Agreement